Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:     Ingo Bank, Senior Vice President and Chief Financial Officer
Investor Relations: IR@PAREXEL.com or +1-781-434-4118

PAREXEL INTERNATIONAL ANNOUNCES STOCK REPURCHASE PROGRAM

BOSTON, MA, September 14, 2015 - PAREXEL International Corporation (Nasdaq: PRXL) announced today that its Board of Directors has approved a stock repurchase program authorizing the repurchase of up to $200 million of the Company’s common stock. There is no set expiration date for the program.

The Company intends to use cash on hand, cash generated from operations, existing credit facilities or other financing to fund the share repurchase program. As of June 30, 2015, the Company had cash and cash equivalents of approximately $207 million and availability under an existing line of credit of $250 million.

The program does not obligate the Company to acquire any particular amount of common stock, and it could be modified, extended, suspended or discontinued at any time.

The timing and amount of repurchases will be determined by PAREXEL’s management based on a variety of factors such as trading price, corporate requirements, and overall market conditions, and will be subject to applicable legal requirements including federal and state securities laws. Purchases will be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or in privately negotiated transactions. Shares may also be purchased pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.

Mr. Josef von Rickenbach, Chairman and CEO of PAREXEL stated, “We are committed to optimizing the capital structure of the Company and to creating and enhancing shareholder value. We’re pleased that the strength of our business fundamentals allows us to demonstrate our confidence through this stock repurchase program. We remain positive about the long-term growth and profitability opportunities that lie ahead of us, and look forward to keeping shareholders apprised of our progress.”

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services organization, providing a broad range of expertise-based contract research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL has offices in 80 locations in 51 countries around the world, and had approximately 18,660 employees in the fourth quarter. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL
International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings, including expense savings from the $30 - $45 million restructuring charge disclosed in the press release dated June 23, 2015; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisitions of ClinIntel Limited and Quantum Solutions India, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 as filed with the Securities and Exchange Commission on August 25, 2015, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.